EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated December 9, 2008, with respect to the statements of condition including the related portfolios of Enhanced Sector Strategy, Energy Portfolio 2009-1, Enhanced Sector Strategy, Financials Portfolio 2009-1, Enhanced Sector Strategy, Health Care Portfolio 2009-1, Enhanced Sector Strategy, Technology Portfolio 2009-1, The Dow Jones Total Market Portfolio, Enhanced Index Strategy 2009-1 and Enhanced Sector Strategy, Sector Rotation Portfolio 2009-1 (included in Van Kampen Unit Trusts, Series
820) as of December 9, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-154215) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
December 9, 2008